Exhibit 99.4


                        CHARTER AND OPERATING GUIDELINES

                  Audit and Finance Committee (Audit Capacity)
                            The ServiceMaster Company
                                 (July 19, 2002)

The Board of Directors of the Company has developed and approved this Charter and Operating Guidelines to articulate its understanding of the important role of the Committee in its capacity as an audit committee of the Board. Through it, the Board has sought to develop a clear mission and to establish practices and policies for the Committee.

The primary purpose of the Committee is to assist the Board in its oversight responsibilities to the shareholders, to potential shareholders and to the investment community regarding the quality and integrity of the financial reports and the underlying control structure of the Company. The authority, responsibilities and membership of the Committee are set forth in the bylaws of the Company. It is the intent of this Charter to clarify the relationship of the Committee to: the Board of Directors, management (including the Internal Auditor), and the Company's Independent Auditor. These matters are presented in the context of "Expectations" from and to each of these entities.

While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company's business guidelines.

I. BOARD EXPECTATIONS OF THE AUDIT COMMITTEE

A.  General
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The Board delegates certain responsibilities and duties to the Committee to assist the Board in fulfilling its oversight responsibilities. The Committee will:

        a. annually recommend to the Board the selection of the Independent Auditor to audit the books, records and accounts of the Company and its subsidiaries;

        b. review with the Independent Auditor in advance the scope of its annual audit;

        c. periodically review with the Independent Auditor and management the accounting principles, policies and practices of the Company and the

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                  Company's reporting policies and practices;

        d. review with the Independent Auditor the results of its annual audit;

        e. periodically review with the Independent Auditor and the Company's management the adequacy of the Company's accounting, financial and operating controls;

        f. review and discuss with the Independent Auditor and management the annual audited financial statements before they are filed with the Securities and Exchange Commission; on a quarterly basis, this review and discussion will be completed with the Audit Committee Chairman, who then will report to the Committee on whether material modifications should be made to the financial statements based on the Independent Auditor's assessment;

        g. review and discuss with the Independent Auditor or management the matters required to be communicated to the Committee in accordance with American Institute of Certified Public Accountants (AICPA) Statements of Auditing Standards (SAS) 61;

        h. receive the required written disclosures and a letter from the Independent Auditor regarding the Independent Auditor's independence; review and discuss the Independent Auditors independence, including all significant consulting and other relationships with the Company that could impair the Independent Auditor's independence;

        i. approve the fees and other significant compensation to be paid to the Independent Auditor;

        j. recommend to the Board, based on the reviews and discussions of the annual audited financial statements, the matters required to be communicated in accordance with AICPA SAS 61 and the Independent Auditor's independence, that the annual audited financial statements be included in the Company's Annual Report on Form 10-K;

        k. prepare a report that discloses to shareholders certain required actions taken by the Committee as required by the Securities and Exchange Commission;

        l. review the adequacy of this Charter on at least an annual basis and submit this Charter to the Board for its approval and, thereafter, include this Charter in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; and



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        m.        carry out such other responsibilities as are assigned
                  to the Committee by the Board.

The Committee will serve as an independent and objective party to monitor that the Company is effectively and responsibly reporting its financial results and assure the adequacy of internal control systems. The Committee will review and appraise the performance of the Independent Auditor and Internal Audit Department.

The Committee will:

        a. oversee management's process of identifying and measuring the Company's business risks;

        b. monitor and review the establishment and maintenance of the Company's Code of Conduct and seek to ensure that management has established a compliance system to enforce the Code of Conduct;

        c. review significant cases of conflict of interest, misconduct or fraud;

        d. monitor and review the work of the Environmental Stewardship Department, the development and maintenance of environmental stewardship standards and practices, the Company's compliance systems and controls to enforce these standards, and significant cases of variance from these standards;

        e. monitor and review the organizational structure and qualifications of the Internal Audit Department and seek to ensure the effectiveness and independence of this department;

        f. monitor and review, with the Company's General Counsel, legal compliance matters, including securities trading practices and policies;

        g. regularly review any significant current or pending litigation matters or problems with regulatory agencies that could have a significant impact on the Company's financial statements; and

        h. perform any other activities consistent with this Charter, the Company's bylaws, and applicable laws as the Committee or the Board deems necessary or appropriate.



B.  Composition
    -----------

The members of the Committee will be appointed as provided in the bylaws. The


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Committee shall be comprised of at least three independent directors as determined by the Board. An independent director is defined as one who has no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Members of the Committee shall have a basic understanding of finance and accounting, be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall be chaired by the person designated as Chairman of the Committee (the "Chairman").


C.  Meetings
    --------

The Committee will meet at least three times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management, the Internal Audit Department, the Company's General Counsel and the Independent Auditor. The Chairman, in lieu of the Committee, may review and discuss the quarterly financial statements with the Independent Auditor. The Committee will hold executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.


II. AUDIT COMMITTEE EXPECTATIONS OF MANAGEMENT

The Committee may call upon the resources of the Independent Auditor and the Company's management, including its Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and financial staff, Chief Information Officer, Internal Auditor, General Counsel, environmental, compliance and quality management and others, as necessary, to investigate and resolve practices or transactions which are, or have the appearance of being questionable, illegal or improper should these activities occur. The Committee may meet with any of these persons separately where it believes discussion might otherwise be inhibited.

Management will apprise the Committee of the overall business environment and risks, and the Company's systems for internal controls. Management will discuss the Company's financial statements with the Committee. Specifically, management will:

        a. review and discuss with the Committee the annual audited financial statements and related disclosures prior to filing with the Securities and Exchange Commission;

        b. review and discuss with the Chairman the quarterly financial statements and related disclosures prior to filing with the Securities and Exchange Commission;

        c. make presentations concerning any changes in accounting principles or financial reporting policies from the prior year, the accounting treatment accorded significant and/or unusual transactions, and any significant variations between budgeted and actual numbers in a specific business unit;


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        d.      inform the Committee of material consultations made by
                management with outside accountants (other than the Independent Auditor) with respect to the financial and/or tax accounting treatment of a particular event or completed transaction;

        e. provide the Committee with management's response to assessments provided by the Internal Auditor or the Independent Auditor;

        f. inform the Committee of the emergence or elimination of high risk areas;

        g. provide the Committee with significant estimates or judgments used in the preparation of financial statements;

        h. review with the Committee the status and material activity related to significant judgmental reserves and accruals;

        i. inform the Committee of the effect of any significant external environmental factors (economic, or otherwise) on financial condition or reporting;

        j. inform the Committee of significant issues related to tax accounting, reporting or payment; and

        k. inform the Committee of significant issues related to operation, development and implementation of information systems.

        The Committee will be provided, and have access to, any and all corporate information, reports and data so as to enable it to carry out its responsibilities. In any areas of sensitivity or privacy, the Chairman will review the need for such information with the Chairman of the Board and Chief Executive Officer.


III. AUDIT COMMITTEE EXPECTATIONS OF INDEPENDENT AUDITOR

The Board is the client of the Independent Auditor. The Independent Auditor, through the Committee, is responsible to the Board. The Committee will evaluate the performance of the Independent Auditor, annually recommend to the Board the selection of the Independent Auditor and, if circumstances warrant, recommend to the Board the discharge of the Independent Auditor. From time to time, formal bids from national accounting firms (including the firm then serving as the outside auditor) may be solicited. Formal presentations of capability, scope of services and fees will be considered.

In general, the Independent Auditor is expected to perform an effective and efficient audit, report to the Committee the results of its audit and report on the Company's internal control structure and processes to understand and manage business risks.

Specifically, the Committee expects the Independent Auditor to:

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        a.      Deliver the required written disclosures and a letter regarding the independence of the Independent Auditor; review and discuss the Independent Auditor's independence, including all significant consulting and other relationships with the Company that could impair such objectivity and independence;

        b. Discuss the scope, approach, and results of the annual audit in order to assist the Committee in overseeing the financial reporting and disclosure process;

        c. Review and discuss the Company's quarterly financial statements before they are filed with the Securities and Exchange Commission and, based on inquiries with management and various analytical procedures, report to the Chairman on whether material modifications should be made to the interim financial statements

        d. Discuss the Independent Auditor's judgment about the quality, not just the acceptability, of the financial statements, including the appropriateness and consistency of accounting policies and their application, and the clarity and completeness of the financial statements and disclosures;

        e. Review the selection of new or changes to accounting policies, review estimates, judgments and uncertainties inherent in the financial statements, and review unusual transactions and significant financial statement items; and

        f. Review important risks and issues and give opinions as to how these are being addressed by management.

Provide a forthright, qualitative appraisal of the overall control environment, including risks and potential risks that could have a significant future impact on the Company's financial statements, as well as an assessment as to how these are being or will be handled by management;



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